Exhibit 10.1

NEC DISPLAY SOLUTIONS OF AMERICA, INC.

AUTHORIZED RESELLER AGREEMENT

This Agreement is made as of January 21, 2010 by and between NEC Display Solutions of America, Inc. (“NEC Display”), a Delaware corporation, having its principal place of business at 500 Park Boulevard, Suite 1100, Itasca, IL 60143-1248, and Ballantyne Strong, Inc., a Delaware corporation, having its principal place of business at 4350 McKinley St., Omaha, NE 68112 (“Reseller”). The following are the terms and conditions under which NEC Display sells its monitor equipment (hereinafter “Products”) to Reseller:

1.	APPOINTMENT

1.1	NEC Display appoints Reseller as an authorized, Master Reseller of NEC Digital Cinema Products (“Products”) within North America and South America including the Caribbean Islands (the “Territory”) listed in the then current NEC Display Reseller Price List to market, sell, and promote the Products. Reseller appointment is made solely for the purpose of resale of the Products to end-user customers and Reseller’s network of dealers.

1.2	Other specified products may be added as Products by NEC Display during the Term of this Agreement. Such Products may be subject to additional terms and requirements as determined by NEC Display. NEC Display is not obligated to add any additional products outside of digital cinema and reserves the right at any time to change, modify, or discontinue any model or type of Product(s). Reseller will have full right to sell all new models and versioning of NEC digital products for the cinema industry. NEC Display shall endeavor to provide Reseller with sufficient advance notice of any new product developments in order to enable Reseller to manage its inventory of Products.

1.3	NEC Display shall have the right, from time-to-time, at its sole discretion, to increase or decrease the number of authorized NEC Display Resellers in the Reseller’s authorized Territory or elsewhere without advance notice to Reseller.

2.	RESELLER’S RESTRICTIONS

2.1	The parties recognize and acknowledge the following:

	2.1.1	It is in their mutual best interests that the Products be sold through an effective Reseller network.

2.2	Reseller shall not make any sale, transfer, exchange, or other conveyance of NEC Display Products to any person or any other entity whatsoever other than Reseller’s end users or network of dealers (“Reseller Dealers”) that Reseller knows, or has reason to know, is purchasing such NEC Display Products for the purpose of resale.

3.	COMPETITIVE PRODUCTS

3.1	RESELLER can at any time during the term of this Agreement, act as a reseller or otherwise sell or promote any other digital cinema projectors.

4.	RELATIONSHIP

4.1	Reseller’s relationship to NEC Display will be that of an independent contractor engaged in purchasing Products for resale to its end-user customers and network of dealers. Reseller and its employees are not agents or legal representatives of NEC Display for any purpose and have no authority to act for, bind, or commit NEC Display. Reseller and NEC Display agree that this Agreement does not establish a franchise, joint venture, or partnership.

4.2	Any commitment made by Reseller to its end-user customers and network of dealers with respect to quantities, delivery, modification, interfacing capability, suitability of software, or suitability in specific applications will be Reseller’s sole responsibility unless prior written approval is obtained from NEC Display’s Corporate Headquarters. Reseller has no authority to modify any warranty contained in this Agreement or make any other commitment on behalf of NEC Display, unless previously agreed to in writing by NEC Display or its authorized representative.

5.	TERRITORY

5.1	NEC Display expressly reserves the right to market, solicit sales, and sell, lease, rent, or otherwise dispose of the Products to NEC Display national accounts in the Territory.

6.	SALES PROMOTION AND SUPPORT

6.1	Reseller will in good faith use its best efforts to promote and sell Products and to ensure the highest quality of pre- and post-sale support to end-users and to promote the goodwill, name, and interest of NEC Display and its Products.

6.2	Reseller agrees that each of the requirements expressed in this Section 6 shall be fulfilled at all times by Reseller.

6.2.1	Reseller shall stock a representative selection of the Products.

6.2.2	Reseller shall use its best efforts to stimulate and increase interest in the Products, consistently encourage the purchase of the Products by Reseller’s customers, and shall represent the Products fairly at all times in comparison with competitive products from other suppliers.

6.2.3	Reseller shall maintain a staff of competent sales personnel who are knowledgeable concerning products in general and who are thoroughly familiar with the specifications, features, and technical advantages of NEC Display Products. Reseller shall conduct any training of its sales personnel that may be necessary to impart such knowledge and shall cooperate fully in any Product education programs which NEC Display may establish.

6.2.4	Reseller shall make use of all NEC Display promotional materials provided free of charge by NEC Display.

6.2.5	Reseller shall not conduct its operations in a manner which adversely affects the high image, credibility, or reputation of NEC Display or its Products.

6.2.6	Reseller shall not engage in “bait and switch” or any other unfair trade practices or make false or misleading representations with regard to NEC Display Products. Except as may be approved in writing or published by NEC Display, Reseller shall refrain from making representations to consumers or to the trade with respect to NEC Display Product specifications, features, or performances.

6.2.7	Reseller shall advise NEC Display promptly concerning any information that may come to its attention as to charges, complaints, or claims about NEC Display or NEC Display Products by customers or others.

7.	PURCHASE ORDERS, SHIPMENTS, CANCELLATIONS, AND CHANGES

7.1	All Reseller’s orders are subject to NEC Display’s acceptance or rejection at NEC Display’s designated location. In addition to any specific rights of rejection set forth in this Agreement, NEC Display shall have the right, for any reason whatsoever, to reject any order, in whole or in part.

7.2	To receive Products, Reseller must deliver to NEC Display’s designated location a hard copy purchase order or follow the procedure set forth in Section 7.3 and must reference the NEC Display assigned Reseller customer number. In addition to any other rights of rejection, NEC Display reserves the right to reject any order which is not NEC Display credit-approved or does not conform to the provisions of this Agreement. All orders accepted for delivery will be governed exclusively by the terms and conditions of this Agreement and unless NEC Display expressly agrees in writing, no additional or different terms and conditions appearing on the face or reverse side of any order issued by Reseller shall become part of such order. Acknowledgment of Reseller’s purchase order by NEC Display shall not constitute acceptance of any additional or different terms and conditions.

7.3	In the event that Reseller elects to use one of the following procedure, then in lieu of submitting a hard copy purchase order Reseller may order Products by submitting a purchase order via facsimile machine, Electronic Data Interchange (EDI), or such other electronic means acceptable to NEC Display. By executing this Agreement, Reseller authorizes NEC Display to accept orders communicated to NEC Display by facsimile machine, EDI or such other electronic means acceptable to NEC Display. All such orders as described above shall be binding upon Reseller and are subject to acceptance by NEC Display at its designated location.

7.4	Reseller may, prior to shipment, cancel a shipment or request changes in a scheduled shipment. After shipment, cancellation or changes will not be accepted.

7.5	All Products shall be delivered to Reseller’s U.S. location F.O.B. Origin (which shall be from a point within the United States), third party and on drop shipments prepay. Upon transfer to a common carrier as designated by NEC, Title to all Product and Risk of Loss shall pass to Reseller (except that Title to all Licensed Programs remains in NEC Display or its licensor). Shipping, insurance, rigging, and drayage charges shall be the responsibility of the Reseller. Reseller shall assume the responsibility for promptly advising the carrier and insurer of the loss, for filing a claim and for receiving of any sums owed by such parties to Reseller. NEC Display will, upon request, cooperate with Reseller in establishing such claim.

7.6	Shipments are subject to availability. NEC Display will use reasonable efforts to meet any scheduled shipment date but reserves the right, at its discretion, to schedule and/or reschedule any order. NEC Display will not be liable, for any reason, for a delay in meeting a scheduled shipment date. If Products are in short supply, NEC Display will allocate them equitably, at NEC Display’s discretion, among Resellers and all other sales channels. NEC Display shall have the right to make partial shipments with respect to Reseller’s orders, which shipments shall be invoiced separately and paid for when due, without regard to subsequent shipments. Delay in shipment or delivery of any particular installment shall not relieve Reseller of its obligation to accept the remaining installments. NEC DISPLAY SHALL NOT BE LIABLE TO RESELLER FOR ANY DAMAGES, WHETHER INCIDENTAL, CONSEQUENTIAL, OR OTHERWISE FOR FAILURE TO FILL ORDERS, DELAYS IN SHIPMENT OR DELIVERY, OR ANY ERROR IN THE FILLING OF ORDERS, REGARDLESS OF THE CAUSE THEREFOR.

7.7	Upon delivery to a common carrier, Title to and Risk of Loss for all Products shall pass to Reseller (except That Title to all Licensed Programs remains in NEC Display or its Licensor) and Reseller shall assume responsibility for promptly advising the carrier and insurer of the loss for filing a claim and for recovery of any sums owed by such parties to Reseller. NEC Display will, upon request, cooperate with Reseller in establishing any such claim.

7.8	Unless Reseller specifies “No Partial Shipment” on its purchase order, NEC Display shall have the right to make partial shipments with respect to Reseller’s orders, which shipments shall be separately invoiced and paid for when due, without regard to subsequent shipments.

8.	PRICE AND PAYMENT TERMS

8.1	Prices for the Products purchased under this Agreement shall be as quoted by the NEC Display Digital Cinema Division at the time the purchase order is submitted. NEC Display may change prices at any time upon written notice to Reseller and such changes shall apply to any orders placed after receipt of the written notice of such price change.

8.2	Subject to credit approval by NEC Display, payment is due within sixty (60) days from the date of invoice which shall be issued on the date of shipment. In the event that there exists a bona fide dispute regarding amounts due on specific invoices, Reseller has the right to withhold payment, provided that Reseller shall promptly report the disputed items to NEC Display and seeks to resolve such disputes with NEC Display in good faith. Reseller shall pay the amount mutually agreed to be due on any disputed invoices within ten (10) days after resolution of the dispute.

8.3	Prices are exclusive of all sales, use, and like taxes. Reseller shall pay all taxes associated with the sale of all NEC Display Products purchased under this Agreement exclusive of taxes based on NEC Display’s income. Any taxes shall be in addition to the prices of the Products and if required to be collected or paid by NEC Display, shall be reimbursed by Reseller to NEC Display. If claiming a sales tax exemption, Reseller must provide such information to NEC Display at the time it submits this Agreement and provide NEC Display with valid tax exemption certificates for those states where deliveries are to be made at the time Reseller purchase order is submitted.

9.	CREDIT AND FINANCIAL REQUIREMENTS

9.1	Reseller represents and warrants to NEC Display that Reseller is in a good and substantial financial condition and is able to pay all bills when due. Reseller shall, from time-to-time, furnish any financial statements or additional information as may be reasonably requested by NEC Display to enable NEC Display to determine Reseller’s financial condition.

9.2	Reseller, at all times, shall comply with the terms, conditions and policies established by the Credit Department of NEC Display, including; but not limited to, those set forth in any applicable Guaranties or Security Agreement(s).

9.3	NEC Display at its option may extend credit to Reseller or may at any time require that sales be made on an advance payment basis if, in NEC Display’s sole reasonable judgment, Reseller does not qualify for credit. If credit is extended, NEC Display shall have the right to establish reasonable credit limits relative to market activity for Reseller and to change such credit limits or any other financial requirements from time-to-time at NEC Display’s sole reasonable discretion.

9.4	Sales will be made on the payment terms in effect at the time that an order is accepted and Reseller shall pay all invoices when due. Receipt of any check, draft, or other commercial paper shall not constitute payment unless and until such instrument has been honored by the appropriate financial institution(s). Reseller shall refrain from taking deductions of any kind from any payments due NEC Display unless a credit memorandum has been issued by NEC Display to Reseller. No payment by Reseller to NEC Display of any lesser amount than that due to NEC Display shall be deemed to be other than a payment on account, and no endorsement or statement on any check or in any letter accompanying any check or other payment shall be deemed an accord and satisfaction. NEC Display may accept any payment without prejudice to NEC Display’s right to recover any remaining balance or to pursue any other remedy provided in this Agreement, in any Security Agreement(s) executed by the parties, or by applicable law.

9.5	If Reseller becomes delinquent in payment obligations or other credit or financial requirements established by NEC Display, or, if in the sole judgment of NEC Display, Reseller credit becomes impaired, NEC Display shall have any or all of the following rights and remedies in addition to any other rights and remedies provided in this Agreement, in any Security Agreement(s) executed by the parties, or by applicable law:

9.5.1	NEC Display may refuse to accept any new orders, may cancel or delay shipment of any orders accepted previously, or may stop any shipments in transit.

9.5.2	If NEC Display previously has extended credit to Reseller and NEC Display elects to make further sales to Reseller, NEC Display may refuse to extend further credit and may require payment on an advance-payment basis.

9.5.3	NEC Display may declare all outstanding amounts immediately due and payable notwithstanding any credit terms previously in effect.

9.6	NEC DISPLAY SHALL NOT BE LIABLE TO RESELLER FOR LOSSES OR DAMAGES OF ANY KIND AS A RESULT OF THE EXERCISE BY NEC DISPLAY OF ITS RIGHTS AND REMEDIES HEREUNDER.

9.7	INTEREST MAY ACCRUE ON ALL DELINQUENT AMOUNTS AT THE RATE OF ONE AND ONE-HALF PERCENT (1-1/2%) PER MONTH, EIGHTEEN PERCENT (18%) PER ANNUM, FROM THE DUE DATE OF INVOICE. However, if the maximum rate of interest permitted by applicable law or regulations is less than that provided for herein, then the interest shall be reduced to the maximum allowable rate.

9.8	In the event that it becomes necessary for NEC Display to institute litigation to collect sums owed by Reseller, NEC Display shall be entitled to an award of reasonable attorneys’ fees and costs incurred by NEC Display in connection with the litigation if a judgment in NEC Display’s favor is entered in the litigation.

10.	DURATION OF AGREEMENT/TERMINATION

10.1	This Agreement shall become effective on the date this Agreement is signed by both parties and shall remain in full force and effect for an initial term of five (5) years, and unless terminated sooner as hereinafter provided, this Agreement will automatically renew for additional twelve (12)-month successive terms.

10.2	Either party may terminate this Agreement if the other party commits a breach of any obligation hereunder which is not remedied within thirty (30) days of receipt of written notice specifying such breach. In said event, the Agreement will immediately terminate at the end of the thirty (30) days.

10.3	Cause shall exist for termination by either party if the other party attempts to assign this Agreement, except under circumstances permitted under this Agreement, liquidates or terminates its business, is adjudicated a bankrupt, makes an assignment for the benefit of creditors, invokes the provisions of any law for the relief of debtors, or files or has filed against it any similar proceeding.

10.4	Each party acknowledges that the other has made no commitments regarding the term or renewal of this Agreement beyond those expressly stated herein. Either party may terminate this Agreement without cause at any time upon ninety (90) days written notice. EACH PARTY ACKNOWLEDGES THAT SUCH A PERIOD IS ADEQUATE TO ALLOW IT TO TAKE ALL ACTIONS REQUIRED TO ADJUST ITS BUSINESS OPERATIONS IN ANTICIPATION OF TERMINATION.

10.5	Upon termination or expiration of this Agreement for any reason, Reseller will immediately cease to be an NEC Display Authorized Reseller and will refrain from representing itself as such and from using any NEC Display trademark or trade name.

10.6	Termination of this Agreement shall not affect any of Reseller’s pre-termination obligations; including, but not limited to, any outstanding payment obligations hereunder. Any termination of this Agreement shall be without prejudice to the enforcement of any undischarged obligations owing NEC Display existing at the time of termination.

10.7	Upon any termination of this Agreement, any orders outstanding and unshipped as of the termination date shall be deemed canceled and NEC Display shall have no obligation to fill same. If this Agreement is terminated by either party with advance notice, NEC Display shall have the right to reject all or part of any orders received from Reseller during the period after notice but prior to the effective date of termination (hereinafter called “the final period”) if availability of the Products is insufficient at that time to meet the needs of NEC Display and its customers fully. In any event, NEC Display may limit shipments during the final period to an amount not exceeding Reseller’s average monthly purchases from NEC Display during the three (3) months prior to the month in which notice of termination is provided. Notwithstanding any credit terms made available to Reseller prior to that time, any of the Products shipped by NEC Display to reseller during final period must be paid by certified or cashier’s check prior to shipment.

10.8	In the event that NEC Display terminated this Agreement without cause, within ten (10) days following the effective date of any such termination. Reseller may submit to NEC Display a list of all new and current Products (finished goods) sold by NEC Display to Reseller and remaining in Reseller’s inventory. NEC Display shall be obligated to repurchase an amount of said Products equal to the ninety (90) day average amount of Products Reseller purchased during the last twelve (12) month period. Reseller at Reseller’s expense, shall cause those Products to be delivered to such location(s) in the United States as NEC Display may designate. NEC Display shall have the right to inspect all returned merchandise before establishing final disposition and shall be entitled to reject and return to Reseller, freight collect, any Products which in NEC Display’s sole judgment, are in unacceptable condition. Reseller shall be credited at the original purchase price paid by Reseller for any such Products, less any price protection credits already issued by NEC Display.

Within ten (10) days following the effective date of any termination of this Agreement by Reseller, with or without cause, or by NEC Display for cause, or for no cause upon once hundred and eighty or more days notice, Reseller, upon request by NEC Display, shall submit to NEC Display a list of all then new and current Products sold by NEC Display to Reseller and remaining in Reseller’s inventory in the original, undamaged, unopened shipping carton as of the effective date of termination. NEC Display shall have the option to repurchase any or all of said Products. Reseller, at NEC Display’s expense, shall cause those Products to be delivered to such location(s) in the U. S. as NEC Display may designate. If NEC Display desires to exercise its option hereunder, it shall notify Reseller within thirty (30) days after receipt of the Product list from Reseller. NEC Display shall have the right to inspect all returned merchandise before establishing final disposition and shall be entitled to reject and return to Reseller, freight collect, any Products which in NEC Display’s sole judgment, are in unacceptable condition. Reseller shall be credited at the original purchase price paid by Reseller for any such Products, less any price protection credits already issued by NEC Display.

10.9	THIS AGREEMENT IS BEING EXECUTED BY THE PARTIES WITH THE UNDERSTANDING THAT IT MAY BE TERMINATED AT ANY TIME AS PROVIDED HEREIN. NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY LEGAL OR EQUITABLE THEORY, FOR COMPENSATION, REIMBURSEMENT FOR INVESTMENTS OR EXPENSES, LOST PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES OF ANY OTHER KIND OR CHARACTER AS A RESULT OF ANY TERMINATION OF THIS AGREEMENT.

11.	PATENT AND COPYRIGHT INDEMNITY

11.1	NEC Display will defend Reseller against a claim that a Product supplied hereunder infringes a U.S. patent or copyright, or that the Product’s operation pursuant to software supplied by NEC Display infringes on a U.S. patent, and NEC Display will pay any resulting cost, damages, and reasonable attorneys’ fees finally awarded provided that Reseller promptly notifies NEC Display in writing of the claim, NEC Display has sole control of the defense and all related settlement negotiations, and Reseller provides NEC Display complete information concerning the claim.

11.2	NEC Display’s obligation hereunder is conditioned on Reseller’s agreement that if any Product becomes or in NEC Display’s opinion is likely to become the subject of such a claim, Reseller will permit NEC Display at its option and expense either to procure the right for Reseller to continue using the Product or to replace or modify the same so that it becomes non-infringing; and if neither of the foregoing alternatives is available on terms that are reasonable in NEC Display’s judgment, Reseller will return the Product on written request by NEC Display. NEC Display agrees to grant Reseller a credit for returned Products as depreciated; such depreciation shall be an equal amount per year over the life of the Product as established by NEC Display.

11.3	NEC Display shall have no obligation to Reseller under this Section 11 if any patent or copyright infringement or claim thereof is based upon: (1) use of any Product delivered hereunder in connection or in combination with equipment, software, or devices not supplied by NEC Display; (2) Reseller’s use of a Product in the practicing of any process or in a manner for which the Product was not designed; or (3) NEC Display compliance with Reseller’s designs, specifications, or instructions. Reseller shall indemnify, defend, and hold harmless NEC Display from any loss, cost, or expense suffered or incurred in connection with any suit, claim, or proceeding brought against NEC Display which arises from or is in connection with the manufacture, use, or sale, of any Product which Reseller modified, altered, or combined with any equipment, device, or software not supplied by NEC Display to the extent that such suit, claim, or proceeding is due to such modification, alteration, or combination.

11.4	The foregoing states NEC Display’s entire liability for patent and copyright infringements by Products furnished under this Agreement.

12.	OPTIONAL PROGRAMS

12.1	NEC Display may from time-to-time but with no obligation to do so, offer various programs to its Resellers; such as, but not limited to, soft dollar programs, promotions, and rebates. If Reseller elects to participate in any type of Program(s) offered by NEC Display to its Resellers, then Reseller agrees to comply with and be governed by the terms and conditions of such Program(s), including any policies and procedures applicable thereto contained in the current version of the NEC Display Channel Partner Handbook. In the event of any conflict between the terms of this Agreement and the terms of the then current version of the NEC Display Channel Partner Handbook, the terms of this Agreement shall govern. In all cases where participating in such Program(s) may require Reseller to enter into separate agreements with third parties, or where those Programs are administered by third parties, Reseller agrees that NEC Display shall have no liability arising out of or in connection with said Program.

13.	SALES AND INVENTORY REPORTING

13.1	To retain its Reseller status, Reseller must provide NEC Display with monthly EDI Point of Sales (POS) and inventory reporting data or monthly electronic spreadsheet information containing the same sales and inventory data. All data fields must be reported in their entirety so that all identified and requested fields are populated with accurate information.

14.	TRADEMARKS

14.1	Reseller has no right, title, or interest in any NEC Display trademark or trade name. Any rights in any NEC Display trademark or trade name acquired through Reseller’s use belong solely to NEC Display. Reseller shall immediately discontinue any unauthorized use of any NEC Display trademark or trade name as requested by NEC Display.

15.	LIMITED WARRANTY

15.1	NEC Display extends a limited warranty solely to the end-user of the Products as set forth in the Limited Warranty Statement accompanying each Product. Reseller will make no warranty representation on NEC Display’s behalf beyond those contained in the applicable Limited Warranty Statement, unless otherwise previously agreed to in writing by NEC Display or its authorized representative. The warranty shall commence when the Products are resold to the end-user by the NEC Display Authorized Reseller, subject to the terms and conditions of the Limited Warranty Statement. NEC Display makes no warranty to Reseller with respect to the Products. In the event any Product fails to operate according to NEC Display’s specifications prior to being resold to an end-user, Reseller’s exclusive remedy and NEC Display’s sole responsibility shall be (1) to repair the Product and obtain warranty reimbursement in accordance with the then current NEC Display Authorized Service Center (NASC) procedures, or (2) the return and replacement of the Product in accordance with NEC Display’s then prevailing policy.

15.2	The above warranty is contingent upon the proper use of the Products and will not apply to Products on which the original identification marks have been removed or altered. In addition, this warranty shall not apply to defects or failure due to: (1) accident, neglect or misuse; (2) failure or defect of electrical power, external electrical circuitry, air-conditioning or humidity control; (3) the use of items not provided by NEC Display; (4) unusual stress; (5) any party other than NEC Display or an authorized NEC Display representative modifying, adjusting, repairing, or servicing the Product.

15.3	EXCEPT FOR THE EXPRESS WARRANTY CONTAINED IN THE LIMITED WARRANTY STATEMENT ACCOMPANYING THE PRODUCT, NEC DISPLAY DISCLAIMS ALL WARRANTIES AND IMPLIED CONDITIONS, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE OF PRODUCTS, WHETHER MADE BY NEC DISPLAY’S EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY NEC DISPLAY FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF NEC DISPLAY WHATSOEVER. THE WARRANTIES AND CORRESPONDING REMEDIES AS STATED IN THIS SECTION 15 ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS WRITTEN OR ORAL.

16.	PROGRAM LICENSE PROVISIONS

16.1	Any Licensed Program(s) supplied under this Agreement is provided to Reseller with Restricted Rights. Use, duplication, or disclosure by the United States Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013 or as set forth in the particular department or agency regulations or rules which provide protection equivalent to or greater than the above-cited clause. Reseller shall comply with any requirements of the Government to obtain such protection.

17.	LIMITATION OF LIABILITY

17.1	Notwithstanding any provision contained herein to the contrary, the maximum liability of NEC Display to Reseller or any person whatsoever arising out of or in connection with any sale, use, or other employment of any Product delivered to Reseller hereunder, whether such liability arises from any claim based upon contract, warranty, tort, or otherwise shall in no case exceed the actual amount paid to NEC Display by Reseller within the previous twelve (12) months of NEC Display’s acknowledgement of the claim. The foregoing limitations of liability will not apply to claims for personal injury caused by NEC Display’s negligence.

17.2	Neither NEC Display nor Reseller may institute any action in any form arising out of this Agreement more Than eighteen (18) months after the cause of action has arisen, or in the case of nonpayment, more than eighteen (18) months from the date of last payment or promise to pay, except that this limitation does not apply to any action for payment of taxes.

17.3	IN NO EVENT SHALL NEC DISPLAY BE LIABLE TO RESELLER FOR SPECIAL, INDIRECT, RELIANCE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY DAMAGES RESULTING FROM LOSS OF USE, DATA, OR PROFITS WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

18.	CONFIDENTIALITY AND PROPRIETARY RIGHTS

18.1	Certain data or portions thereof which may be supplied by NEC Display relating to the Products are confidential and proprietary to NEC Display and will be so marked. Reseller shall abide by such markings and shall not reproduce, use, or disclose the above described data to third parties except as may be authorized by NEC Display.

19.	GOVERNMENT EXPORT RESTRICTION

19.1	Reseller agrees that the Products purchased hereunder will not be exported directly or indirectly, separately or as part of a system without first obtaining a license from the U.S. Department of Commerce or any other appropriate agency of the U.S. Government, as required.

20.	GOVERNMENT PROCUREMENT

20.1	No United States Government procurement terms and conditions will be deemed included hereunder or binding on either party unless specifically accepted in writing and signed by both parties.

21.	FORCE MAJEURE

21.1	Neither NEC Display nor Reseller shall be liable for its failure to perform hereunder due to contingencies beyond its reasonable control, including, but not limited to, strikes, riots, wars, fire, acts of God, or acts in compliance with any law or government regulation.

22.	APPLICABLE LAW

22.1	This Agreement will be governed by the laws of the State of Illinois.

23.	ASSIGNMENT

23.1	Reseller has been appointed by NEC Display as an Authorized Reseller for the Products because of NEC Display’s confidence in Reseller, which confidence is personal in nature. Reseller may not assign, transfer, or sell all or any of its rights under this Agreement (or delegate all or any of its obligations hereunder) without the written consent of NEC Display. Any other attempted assignment or transfer will be void. If a sale or other transfer of all or any part of the business conducted by Reseller is contemplated (whether by transfer of stock, assets, or otherwise), Reseller shall notify NEC Display in writing not less than thirty (30) days prior to effecting such transfer but such notice shall not obligate NEC Display to deal with the transferee. NEC Display may assign this Agreement only to a parent, a subsidiary, or an affiliated firm, or to any other entity in connection with the sale or transfer of all or substantially all of its business assets. Subject to these restrictions, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and their permitted assigns.

24.	NOTICES

24.1	Unless otherwise agreed to by the parties, all notices required under this Agreement shall be made personally, by certified mail, return receipt requested, overnight express mail delivery, or electronic mail and all notices shall be addressed to the attention of the party executing the Agreement or its successor; provided, however, that notices of Product, price, and/or discount changes shall be made by regular first-class or electronic mail.

25.	WAIVER

25.1	Either party’s failure to enforce any provision of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

26.	SEVERABILITY

26.1	In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated in any manner.

27.	PARAGRAPH HEADINGS AND LANGUAGE INTERPRETATIONS

27.1	The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. The use of a singular or plural form in this Agreement shall include the other form, and the use of a masculine, feminine, or neuter gender shall include the other genders.

28.	ENTIRE AGREEMENT

28.1	This Agreement contains the entire and only understanding between the parties and supersedes all prior agreements, either written or oral, relating to the subject matter hereof. No modifications of this Agreement will be binding on either party unless made in writing and signed by persons authorized to sign agreements on behalf of Reseller and NEC Display at its Headquarters.

29.	FORUM FOR DISPUTES AND WAIVER OF JURY TRIAL

29.1	If during the term of this Agreement or at any time after its termination either NEC Display or Reseller commences a suit, action, or other legal proceedings against the other arising out of or in connection with this Agreement, the breach thereof or to its termination, whether or not other parties are also named therein, the forum for the same, including, but not limited to, the forum of the trial shall take place in accordance with this Section. Any action brought by either party against the other, including any against its officers, agents, employees, or ex-employees shall be brought exclusively in the appropriate state or federal courts located in the State of Illinois.

29.2	In the event that either NEC Display or the Reseller brings suit against the other party for any matter arising out of or in connection with this Agreement and the party which is sued is ultimately adjudicated to not have liability, then the party bringing suit agrees to pay the other party’s reasonable attorney’s fees and litigation costs.

29.3	THE PARTIES MUTUALLY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY RELATING IN ANY MANNER TO THIS AGREEMENT, ANY BREACH OF THIS AGREEMENT OR ITS TERMINATION MAY INVOLVE DIFFICULT OR COMPLEX ISSUES WHICH MAY BETTER BE UNDERSTOOD BY A JUDGE RATHER THAN A JURY. ACCORDINGLY, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY SUCH LITIGATION AND CONSENT TO A TRIAL BEFORE A JUDGE SITTING WITHOUT A JURY.

30.	AUTHORITY

30.1	If Reseller is a sole proprietorship, the person executing this Agreement represents that he or she is the sole proprietor thereof. If Reseller is a partnership or corporation, the person executing this Agreement represents that he or she is either a general partner or a duly authorized corporate officer, as the case may be, and that he or she has full authority to enter into this Agreement on behalf of such partnership or corporation.

NOTE:	THIS AGREEMENT, INCLUDING THE WAIVER OF JURY TRIAL PROVISION, SHOULD BE REVIEWED BY LEGAL COUNSEL BEFORE EXECUTION.

ACCEPTED AND AGREED TO BY:

Reseller’s Full Legal Name

BALLANTYNE STRONG, INC., BY AND ITS:		NEC DISPLAY SOLUTIONS OF AMERICA, INC BY AND ITS:

/s/ John Wilmers	1-22-10	/s/ Jim Reisteter	1-22-10
Signature	Date	Signature	Date

John Wilmers		Jim Reisteter
Printed Name		Printed Name

President & C.E.O.		General Manager
Title		Title

ADDENDUM “A”

AUTHORIZED LOCATION(S) TO

RESELLER AGREEMENT

BETWEEN

NEC DISPLAY SOLUTIONS OF AMERICA, INC.

AND

BALLANTYNE STRONG, INC.

RESELLER’s Full Legal Name and d/b/a (if different from Legal Name)

Legal Company Name:	Contact:
BALLANTYNE STRONG, INC.	Kevin Herrmann

D.B.A. Name:	Title:
Chief Financial Officer

Bill To Address:	Ship to Address:
4350 McKinley Street	4350 McKinley Street

Bill To City:	Ship to City
Omaha	Omaha

Bill To State and Zip	Ship to State and Zip
Nebraska 68112	Nebraska 68112

Telephone:	Email Address: Kevin.herrmann@btn-inc.com
402.453.4444

Fax Number:	Sales Manager: Ray Boegner, SVP
402.453.7238

A/P Contact and Phone #	Service Manager: Gerhard Marburg, VP
Peggy Hember 402.453.4444 x377

Website URL: www.ballantyne-omaha.com	NEC-DS Sales Rep: Jim Reisteter, GM

This Addendum is effective as of the date executed by NEC-DS, and supersedes any such addendum(a) previously executed by the parties.

RESELLER:		NEC DISPLAY SOLUTIONS OF AMERICA, INC.

BALLANTYNE STRONG, INC.		/s/ Jim Reisteter	1-22-10
RESELLER’s Full Legal Name		Authorized Signature	Date

/s/ John P. Wilmers	1-22-10	GM Digital Cinema Div
Authorized Signature	Date	Title

President and C.E.O.
Title